THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO MAKER, DOES NOT REQUIRE REGISTRATION UNDER THE ACT.

AMENDED AND RESTATED SECURED PROMISSORY NOTE

December 1, 2006
San Juan Capistrano, California

FOR VALUE RECEIVED, SOLANA TECHNOLOGIES, INC., a Nevada corporation ("Maker"), hereby promises to pay to the order of Monarch Bay Management Company, LLC, a California Limited Liability Company or its assigns (the "Holder"), in lawful money of the United States of America and in immediately available funds, the principal sum of Three Hundred Fifty Five Thousand One Hundred Dollars($355,100), together with accrued and unpaid interest thereon, each due and payable on the dates and in the manner set forth below.

1. **INTEREST RATE.** Maker promises to pay interest on the outstanding principal amount hereof from December 1, 2006 until payment in full, which interest shall be payable at the rate of twenty percent (20%) per annum or the maximum rate permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less. Interest shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

2. **PLACE OF PAYMENTS.** All amounts payable hereunder shall be payable in immediately available funds at the office of the Holder, 30950 Rancho Viejo Rd #120, San Juan Capistrano, CA 92675, unless another place of payment shall be specified in writing by the Holder.

3. **APPLICATION OF PAYMENTS.** All payments of interest and principal shall be in lawful money of the United States of America. All payments shall be applied first to accrued interest, and thereafter to the outstanding Principal Amount hereof.

4. **MATURITY.** The entire outstanding Principal Amount and all unpaid accrued interest shall become fully due and payable on January 31, 2007 (the "Maturity Date").

5. **SECURITY**.

(a) As collateral security for the full, prompt, complete and final payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all obligations under this Note, Maker hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to the Holder, and hereby grants to the Holder, a security interest in all of Maker's right, title and interest in, to and under the following, whether now owned or hereafter acquired, (all of which being collectively referred to herein as the "Collateral"): (i) all Accounts of Maker; (ii) all Chattel Paper of Maker; (iii) all Commercial Tort Claims of Maker; (iv) all Contracts of Maker; (v) all Deposit Accounts of Maker; (vi) all Documents of Maker; (vii) all Equipment of Maker; (viii) all Fixtures of Maker; (ix) all General Intangibles of Maker, including, without limitation, Payment Intangibles, all copyrights, patents, trademarks, licenses, designs, drawings, technical information, marketing plans, customer lists, trade secrets, proprietary or confidential information, inventions (whether or not patentable), procedures, know-how, models and data; (x) all Instruments of Maker, including, without limitation, Promissory Notes; (xi) all Inventory of Maker; (xii) All other goods and personal property of Maker, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired, existing, leased or consigned by or to Maker; and (xiii) to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for and rents, profits and products of each of the foregoing. Capitalized terms used in this Section 5(a), but not defined in this Note, have the meaning set forth for such terms in the Uniform Commercial Code as the same may from time to time be in effect in the State of California.

(b) Maker shall not, without the prior written consent of the Holder, sell, contract to sell, lease, encumber, or dispose of the Collateral or any interest in it until this Note has been paid in full, other than the sale of inventory in the ordinary course of business.

(c) At any time and from time to time, upon the written request of the Holder, and at the sole expense of Maker, Maker shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Holder may reasonably deem necessary or desirable to obtain the full benefits of this Section 5, including, without limitation, authorizing, delivering and causing to be filed any financing or continuation statements under the UCC with respect to the security interests granted hereby.

6. **DEFAULT**. Each of the following events shall be an "Event of Default" hereunder:

(a) Maker fails to pay timely any of the Principal Amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable or within ten (10) business days thereafter;

(b) Maker files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or

relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(c) An involuntary petition is filed against Maker (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Maker.

Upon the occurrence and continuance of an Event of Default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of the Holder, and, in the case of an Event of Default pursuant to **(b)** or **(c)** above, automatically, be immediately due, payable and collectible by the Holder pursuant to applicable law.

7. PREPAYMENT. Maker may prepay this Note at any time prior to the Maturity Date without penalty.

8. WAIVER. Maker waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and, in the event of the occurrence and continuance of an Event of Default hereunder, shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses.

9. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

10. SUCCESSORS AND ASSIGNS. The provisions of this Note shall inure to the benefit of and be binding on any successor to Maker and shall extend to any Holder.

SOLANA TECHNOLOGIES, INC.

By: ______________________

David Walters, CEO